UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN CONSENT STATEMENT

SCHEDULE 14A INFORMATION

Consent Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Soliciting Material Pursuant to § 240.14a-12

Dynegy Inc.

(Name of Registrant as Specified in its Charter)

Seneca Capital International Master Fund, L.P.

Seneca Capital, L.P.

Seneca Capital Investments, L.P.

Seneca Capital Investments, LLC

Seneca Capital International GP, LLC

Seneca Capital Advisors, LLC

Douglas A. Hirsch

(Name of Person(s) Filing Consent Statement, if Other Than the Registrant)

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FOR IMMEDIATE RELEASE

SAVING DYNEGY: FOR ALL SHAREHOLDERS

NEW YORK, January 21—Seneca Capital, the second largest shareholder of Dynegy Inc. (NYSE: DYN) with a 12% economic interest (including 9.3% voting common stock) urges Dynegy shareholders to NOT TENDER their stock to Icahn Enterprises Holdings LP, an affiliate of Dynegy’s largest shareholder, for $5.50 per share. It is the WRONG PRICE at the WRONG TIME for the WRONG REASONS.

WRONG PRICE: Today Seneca Capital is filing with the Securities and Exchange Commission (SEC) a detailed presentation in support of its view that shareholders should reject the $5.50 per share tender offer. Seneca Capital has updated its valuation analysis to reflect the work of outside experts including a Big Four accounting firm’s analysis of cost cutting potential and a power price scenario analysis performed by Ventyx (Energy Velocity). Seneca Capital has more conviction than ever that selling Dynegy at a low price at this point in the cycle does not reflect Dynegy’s industry leading operating and financial leverage to a commodity recovery. Dynegy’s flexible capital structure and cost cutting potential provide additional levers to drive value regardless of commodity prices.

WRONG TIME: Dynegy stock has dramatically underperformed its IPP peers by nearly 30% and the overall market by more than 40% since its poorly received reverse split last March. In addition, several important potential positive catalysts related to pending EPA clean air rules are expected in the coming months (EPA HAPS/MACT proposed rules as soon as March, PJM capacity auction in May and potential MISO capacity market rules by June). Seneca Capital remains shocked and disappointed that – after shareholders resoundingly rejected two proposed Blackstone mergers – the Special Committee of Dynegy’s Board abandoned its November 23rd promise to “carefully review its standalone restructuring alternatives” in order to attempt again to sell the company.

WRONG REASONS: Management stands to benefit from $36 million in change-of-control severance payments (nearly 6% of Dynegy’s equity value) that are largely irrespective of the deal price. The Special Committee of Dynegy’s Board that abandoned its promise of a “careful standalone review” in favor of yet another sale agreement and an ill-timed auction for Dynegy during the heart of the holiday season, is comprised of members that have only purchased a combined total of less than 16,000 shares.

PURSUING CHANGE: Seneca Capital continues to vigorously pursue a consent solicitation to protect shareholder value by replacing the Chairman and one other Board member with Hunter Harrison, a pioneering railroad executive, and Jeff Hunter, a successful power industry veteran. Mr. Harrison and Mr. Hunter are fully aligned with the proposition of driving value for Dynegy shareholders – Mr. Harrison has already purchased 500,000 shares personally and Mr Hunter has committed to purchase 300,000 shares while serving on the Board.

Seneca Capital is currently working diligently towards achieving definitive status for its preliminary consent solicitation. Dynegy must provide a record date for the consent solicitation that is no later than 20 days from the date of a request by Seneca Capital. Once the preliminary consent solicitation becomes definitive, Seneca Capital will begin gathering shareholder consents and once consents for a majority of shares outstanding have been collected, Seneca’s nominees must be seated on the Dynegy Board.

WAIVING ONEROUS RESTRICTIONS: Given the restrictive nature of Dynegy’s poison pill (and our expectations for failure of the tender offer), Seneca Capital today sent a letter to The Special Committee of Dynegy’s Board seeking an immediate waiver to permit Seneca Capital to work in concert with others for the purpose of acquiring additional Dynegy common stock at a price greater than $5.50 per share. Because the Board of Directors has already approved the currently outstanding tender offer at $5.50 per share, Seneca Capital believes the Board should facilitate the development of potential opportunities for Dynegy shareholders to sell stock at a higher price, regardless of whether the buyers are already shareholders.

Seneca Capital urges shareholders to NOT TENDER their stock for $5.50 per share. It is the WRONG PRICE at the WRONG TIME for the WRONG REASONS.

Contact:

for Seneca Capital

Patrick Linehan and Scott Hoffman, Robinson Lerer & Montgomery, 646-805-2047 (for media inquiries)

Bruce Goldfarb, Steven C. Balet and Geoff Sorbello, Okapi Partners, 212-297-0720 (as Information Agent)

FORWARD-LOOKING STATEMENTS; STATEMENT OF SENECA CAPITAL BELIEFS; FORECASTS

This press release contains statements, including Seneca Capital’s beliefs as to valuation, which are forward looking statements about future events and sets forth a presentation of our beliefs. The forward-looking statements are not guarantees of future performance, and we caution you not to rely unduly on them. You should be aware that any forward-looking statements are based on certain assumptions and subject to risks and uncertainties that exist in the business environment that could render actual outcomes and results that are materially different. We have based many of these forward-looking statements on our beliefs, expectations and assumptions about future events that may prove to be inaccurate. While we consider these beliefs, expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to anticipate and many of which are beyond our control. We caution you that the forward-looking statements are inherently uncertain and necessarily involve risks that may affect Dynegy Inc.’s (“Dynegy”) business prospects and performance, causing actual results to differ from those discussed or presented in this presentation. Without limiting the generality of the foregoing, Seneca Capital’s beliefs as to future value are based on a variety of assumptions as to the future that Seneca Capital believes constitute a reasonable, potential valuation scenario that could develop within the next several years for Dynegy but which are nonetheless subject to risks and uncertainties that exist in the business environment that could render actual outcomes and results materially different than anticipated. Seneca Capital’s beliefs as to current value are based on a variety of assumptions, including as to the future, that Seneca Capital believes constitute reasonable assumptions but which are nonetheless subject to risks and uncertainties that exist in the business environment that could render actual outcomes and results that are materially different.

THIRD-PARTY INFORMATION

This press release contains references to third-party sources of information and we make no representation or warranty as to the accuracy or completeness thereof. Neither Ventyx nor the Big Four Accounting Firm have provided any representation or warranty as to the accuracy of information provided in their reports and you may not rely on their reports. In addition, the referenced report of the Big Four Accounting Firm has been provided in preliminary form, and notes further investigation, validation and diligence is required. Their report does not constitute an audit, examination or review in accordance with standards established by the American Institute of Certified Public Accountants and firm has not otherwise verified the information obtained or presented in their report.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Seneca Capital International Master Fund, L.P., Seneca Capital, L.P., Seneca Capital Investments, L.P., Seneca Capital Investments, LLC, Seneca Capital International GP, LLC, Seneca Capital Advisors, LLC and Douglas A. Hirsch (together with each of the foregoing, “Seneca”) have jointly made a preliminary filing with the Securities and Exchange Commission (“SEC”) of a consent statement and a consent card to be used to replace two members of the Dynegy Board of Directors and to adopt certain other proposals set forth in the consent statement.

SENECA CAPITAL ADVISES ALL STOCKHOLDERS OF DYNEGY TO READ THE CONSENT STATEMENT AND OTHER CONSENT SOLICITATION MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION THE PARTICIPANTS IN THE CONSENT SOLICITATION WILL PROVIDE COPIES OF THE DEFINITIVE CONSENT STATEMENT, ONCE AVAILABLE, WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ CONSENT SOLICITOR AT THE TELEPHONE NUMBER INCLUDED IN THE DEFINITIVE CONSENT STATEMENT, ONCE AVAILABLE.

Each of Seneca Capital International Master Fund, L.P., Seneca Capital, L.P., Seneca Capital Investments, L.P., Seneca Capital Investments, LLC, Seneca Capital International GP, LLC, Seneca Capital Advisors, LLC and Douglas A. Hirsch is a participant in this solicitation. Douglas A. Hirsch is the managing member of each of Seneca Capital Investments, LLC, Seneca Capital International GP, LLC and Seneca Capital Advisors, LLC. The principal occupation of Mr. Hirsch is investment management. Seneca Capital Investments, LLC is the general partner of Seneca Capital Investments, L.P. Seneca Capital International GP, LLC is the general partner of Seneca Capital International Master Fund, L.P., and Seneca Capital Advisors, LLC is the general partner of Seneca Capital, L.P. The principal business address of Mr. Hirsch, Seneca Capital Investments, LLC, Seneca Capital Investments, L.P., Seneca Capital International GP, LLC, Seneca Capital International Master Fund, L.P., Seneca Capital Advisors, LLC and Seneca Capital, L.P. is c/o Seneca Capital Investments, LP, 590 Madison Avenue, 28th Floor, New York, New York 10022.

As of January 20, 2011, Seneca Capital International Master Fund, L.P. beneficially owned 7,712,100 shares of Dynegy’s common stock, par value $0.01 per share (“Shares”), representing beneficial ownership of approximately 6.4% of the Shares. As of January 20, 2011, Seneca Capital, L.P. beneficially owned 3,514,400 Shares, representing beneficial ownership of approximately 2.9% of the Shares. Each of Seneca Capital Investments, L.P., Seneca Capital Investments, LLC, and Mr. Hirsch may be deemed to beneficially own 11,226,500 Shares, representing beneficial ownership of approximately 9.3% of the Shares, held in the aggregate by Seneca Capital International Master Fund, L.P. and Seneca Capital, L.P. Seneca Capital International GP, LLC may be deemed to beneficially own 7,712,100 Shares, representing beneficial ownership of approximately 6.4% of the Shares, held by Seneca Capital International Master Fund, L.P. Seneca Capital Advisors, LLC may be deemed to beneficially own 3,514,400 Shares, representing beneficial ownership of approximately 2.9% of the Shares, held by Seneca Capital, L.P.

As of January 20, 2011, Seneca Capital International Master Fund, L.P. and Seneca Capital, L.P. held European-style call options, providing the right to purchase 2,331,400 and 1,059,600 shares, respectively at an exercise price of $0.01 per share by delivery of notice of exercise as of April 15, 2011.